Exhibit 12.4

RULE 13a-14(a) CERTIFICATION

I, Andrew Bonfield, certify that:

1.	I have reviewed this annual report on Form 20-F/A of National Grid plc; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: 17 July 2017

/s/ Andrew Bonfield
Andrew Bonfield
Title: Finance Director
National Grid plc